SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    March 14, 2007

Xcel Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	1-3034	41-0448030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota		55401
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (612) 330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On March 14, 2007, Xcel Energy Inc. (the “Company”) issued a news release announcing that the early participation period in connection with its exchange offer to refinance a portion of the Company’s outstanding long-term debt securities expired on March 13, 2007 at 5:00 p.m., New York City time.  The Company is offering to exchange up to $350 million aggregate principal amount of its 7% Senior Notes, Series due 2010 for a new series of senior notes due April 1, 2017 (the “New Notes”).  A copy of the press release is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The New Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1	News release of Xcel Energy Inc., dated March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

	By:	/s/ Richard C. Kelly
Richard C. Kelly
Chairman of the Board, President
and Chief Executive Officer

March 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release of Xcel Energy Inc., dated March 14, 2007.